UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2008

ALCANTARA BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-149804	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 E. Tropicana, Suite 2119 Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 425-9105

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On December 22, 2008, the Registrant entered into a letter of intent (the “LOI”) with KCA International (“KCA”), an Ohio Limited Liability Company, who is in the business of selling food products to domestic and international buyers, and has expertise in selling raw materials such as food products, as well as negotiating favorable terms with buyers of such materials.  The LOI is in respect to the marketing and sale by KCA of food stuffs and raw materials sourced by the Registrant (“Bulk Food Sales”) and to serve as the framework for a definitive Distribution and Consulting Agreement concerning the same (“Agreement”).  The termination date of the LOI is March 31, 2009 or the date a definitive agreement is executed, whichever is sooner.

The term of the Agreement will be limited to cover: a) Twelve (12) months from the date of execution with automatic renewal for an additional 12 months unless cancelled by either party; and, b) One Hundred Million Dollars ($100,000,000) in gross revenue generated directly from KCA’s efforts.

The LOI reflects the present intentions of the parties and is subject to execution of a definitive agreement.

As of the date hereof, the Registrant has not entered into a definitive and/or binding agreement for the LOI mentioned above. When any such agreement is reached the Registrant will file notice of such agreement or facts with the Securities and Exchange Commission on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCANTARA BRANDS CORPORATION

By: /s/ Carlos Alcantara
Carlos Alcantara, Chief Executive Officer

Date:  December 31, 2008